                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               For registration of certain classes of securities
                    pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934



 First Bank System, Inc.                             FBS Capital I
(Exact name of registrant                      (Exact name of registrant
as specified in charter)               as specified in its Certificate of Trust)

         Delaware                                      Delaware
 (State of incorporation                        (State of incorporation
     or organization)                              or organization)

       41-0255900                                     41-6419309
    (I.R.S. Employer                               (I.R.S. Employer
  Identification No.)                             Identification No.)

601 Second Avenue South                       c/o First Bank System, Inc.
 Minneapolis, Minnesota                         601 Second Avenue South
                                                Minneapolis, Minnesota
 (Address of Principal                           (Address of Principal
   Executive Offices)                             Executive Offices)

         55402                                           55402
       (Zip Code)                                     (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]


Securities to be registered pursuant to Section 12(b) of that Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

8.09% Capital Securities of FBS Capital I (and the Guarantee of First Bank System, Inc. with respect thereto).

INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrants' Securities to be Registered.

          The descriptions set forth under the captions "Descriptions of the New Securities--Description of Capital Securities," "--Description of Junior Subordinated Debentures," "--Description of Guarantee" and "Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" in the Prospectus dated December 31, 1996, as filed pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, in connection with the Registration Statements on Form S-4 (Nos. 333-16991 and 333-16991-01) of First Bank System, Inc. and FBS Capital I, are incorporated herein by reference.

Item 2.   Exhibits

4.1 Junior Subordinated Indenture, between First Bank System, Inc. and Wilmington Trust Company, as Debenture Trustee, dated November 15, 1996 (incorporated by reference to Exhibit 4.1 to the Registrants' Registration Statements on Form S-4, File Nos. 333-16991 and 333-16991-01).

4.2       Certificate of Trust of FBS Capital I (incorporated by reference to
          Exhibit 4.2 to the Registrants' Registration Statements on Form S-4, File Nos. 333-16991 and 333-16991-01).

4.3 Amended and Restated Trust Agreement between First Bank System, Inc., Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Agents named therein, dated November 26, 1996 (incorporated by reference to Exhibit 4.4 to the Registrants' Registration Statements on Form S-4, File Nos. 333-16991 and 333-16991-01).

4.4 Form of Capital Security Certificate for FBS Capital I (incorporated by reference to Exhibit B-2 of Exhibit 4.4 to the Registrants' Registration Statements on Form S-4, File Nos. 333-16991 and 333-16991-01).

4.5 Form of Guarantee Agreement between First Bank System, Inc. and Wilmington Trust Company, as Guarantee Trustee (incorporated by reference to Exhibit 4.10 to the Registrants' Registration Statements on Form S-4, File Nos. 333-16991 and 333-16991-01).

                                  SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated:  May 12, 1997


                                    FBS CAPITAL I
                                    By: First Bank System, Inc., as Depositor



                                    By: /s/ David J. Parrin
                                       ------------------------------------
                                        David J. Parrin
                                        Senior Vice President and Controller



                                    FIRST BANK SYSTEM, INC.



                                    By: /s/ David J.Parrin
                                       -------------------------------------
                                        David J. Parrin
                                        Senior Vice President and Controller

INDEX TO EXHIBITS



Exhibit
Number    Exhibit
------    -------

4.1 Junior Subordinated Indenture, between First Bank System, Inc. and Wilmington Trust Company, as Debenture Trustee, dated November 15, 1996 (incorporated by reference to Exhibit 4.1 to the Registrants' Registration Statements on Form S-4, File Nos. 333-16991 and 333-16991-01).

4.2       Certificate of Trust of FBS Capital I (incorporated by reference to
          Exhibit 4.2 to the Registrants' Registration Statements on Form S-4, File Nos. 333-16991 and 333-16991-01).

4.3 Amended and Restated Trust Agreement between First Bank System, Inc., Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Agents named therein, dated November 26, 1996 (incorporated by reference to Exhibit 4.4 to the Registrants' Registration Statements on Form S-4, File Nos. 333-16991 and 333-16991-01).

4.4 Form of Capital Security Certificate for FBS Capital I (incorporated by reference to Exhibit B-2 of Exhibit 4.4 to the Registrants' Registration Statements on Form S-4, File Nos. 333-16991 and 333-16991-01).

4.5 Form of Guarantee Agreement between and First Bank System, Inc. and Wilmington Trust Company, as Guarantee Trustee (incorporated by reference to Exhibit 4.10 to the Registrants' Registration Statements on Form S-4, File Nos. 333-16991 and 333-16991-01).